Exhibit 32.1
SECTION 906 CERTIFICATION
CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED
STATES CODE
I, Michel A. Khalaf, certify that (i) Metropolitan Life Insurance Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Metropolitan Life Insurance Company.
Date: August 11, 2026

/s/ Michel A. Khalaf
Michel A. Khalaf President and Chief Executive Officer